SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A )

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:	☐ Confidential, for Use of
☒ Preliminary proxy statement	the Commission Only (as
☐ Definitive proxy statement	permitted by Rule 14a-6(e)(2)
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              CITIZENS BANCSHARES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     ☒           No fee required
     ☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)     Title of each class of securities to which transaction applies:

     (2)     Aggregate number of securities to which transactions applies:

     (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act
              Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)     Proposed maximum aggregate value of transaction:

     (5)     Total fee paid:

     ☐           Fee paid previously with preliminary materials.

     ☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)     Amount previously paid:

     (2)     Form, Schedule or Registration Statement no.:

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     (4)     Date Filed:

CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30302
(404) 659-5959

NOTICE OF THE ANNUAL MEETING TO
BE HELD MAY 30, 2001

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        Notice is hereby given that the Annual Shareholders' Meeting of Citizens Bancshares Corporation will be held on May 30, 2001, at 11:00 a.m., at the Atlanta Life Insurance Company, Herndon Plaza, 100 Auburn Avenue, N.E., Atlanta, Georgia, for the following purpose:

(1)      To elect thirteen (13) directors (to serve until the next annual meeting and until their successors are elected and qualified).

(2)      To amend Article 4 of the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 20,000,000.

(3)      To amend Article 7 of the Company's Articles of Incorporation to provide for the directors to be divided into three classes with the classes to serve staggered terms of three years each.

(4)      To add a new Article 8 to the Company's Articles of Incorporation which requires a supermajority (66-2/3%) vote of the directors or the issued and outstanding shares to change the number of directors.

(5)      To add a new Article 9 to the Company's Articles of Incorporation which requires a supermajority (66-2/3%) vote before a director may be removed from office "without cause."

(6)      To add a new Article 10 to the Company's Articles of Incorporation which requires a supermajority (66-2/3%) vote of the issued and outstanding shares to approve any merger or share exchange of the Company with or into another corporation, or any sale, lease or other disposition of all or substantially all of the assets of the Company unless such transaction has been approved by the affirmative vote of two-thirds (66-2/3%) of the directors of the Company, in which case the affirmative vote of a majority of the issued and outstanding shares will be required.

(7)      To add a new Article 11 to the Company's Articles of Incorporation which provides that the Board of Directors may consider factors in addition to price when evaluating an offer to acquire the Company.

(8)      To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 13, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

By Order of the Board of Directors,
James E. Young
President and Chief Executive Officer

__________, 2001

CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30302
(404) 659-5959

________________, 2001

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        You are cordially invited to attend the Annual Shareholders' Meeting of Citizens Bancshares Corporation (the "Company") to be held on Wednesday, May 30, 2001. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company's 2000 Annual Report accompany this letter.

        The principal purposes of the meeting are to elect directors of the Company for the coming year and to amend the Articles of Incorporation to increase the number of authorized shares of the Company's common stock that may be issued and to include certain antitakeover provisions. We will also review the operations and recent developments of the Company and the Bank for the past year.

        Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting .

Very truly yours,
James E. Young
President and Chief Executive Officer

PROXY STATEMENT
OF
CITIZENS BANCSHARES CORPORATION
for the Annual Meeting to be Held
May 30, 2001

___________________________________

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders' Meeting and at any adjournments thereof. The Shareholders' Meeting will be held on Wednesday, May 30, 2001, at 11:00 a.m., at the Atlanta Life Insurance Company, Herndon Plaza, 100 Auburn Avenue, N.E., Atlanta, Georgia. The purpose of the Annual Shareholders' Meeting of the Company is to elect thirteen (13) directors for a one-year term until the next annual meeting and to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock that may be issued and to include certain antitakeover provisions.

        The accompanying form of proxy is for use at the Annual Shareholders' Meeting of the Company. A shareholder may use this proxy if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if the shareholder does attend the meeting. Shareholders who sign proxies have the right to revoke them at any time before they are voted either by written notice of revocation which is received at the Company's Main Office before the meeting or by the Secretary at the meeting or by attending the meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted as directed, and where no direction is given, the shares represented by such proxies will be voted for the election of directors listed thereon. The Board of Directors of the Company is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies will be voted by the persons named in the proxies in accordance with their best judgment.

        Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the "Bank") who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders' Meeting.

Record Date and Voting Rights

        Each shareholder of record of the Company at the close of business on April 13, 2001 (the "Record Date") is entitled to notice of and to vote at the Shareholders' Meeting. As of the close of business on the Record Date, the Company had 5,000,000 shares of common stock ("Common Stock"), $1.00 par value, authorized, of which [2,185,939] shares of Common Stock were issued and outstanding and held of record by [1,406] shareholders and 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

        The Board proposes that the current slate of directors be reelected to serve a one-year term and until their successors are duly elected and qualified. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated. The affirmative vote of a majority of the shares voted is required for the election of directors.

        The table below sets forth for each director nominee (a) the person's name, (b) his or her age at March 1, 2001, (c) the year he or she was first elected as a director, and (d) his or her position with the Company other than as a director and his or her other business experience for the past five years.

Director Nominees

To Serve a Term of One Year Until 2002
Name	Age	Year First Elected	Position with the Company; Business Experience

Herman J. Russell	70	1972	Chairman of the Board of the Company; Chairman of the Board of H.J. Russell & Co. (construction, real estate and wholesale building supplies distributor); Director of Citizens Trust Bank

Gregory T. Baranco1/	52	1998

Vice Chairman of the Board of the Company; President, Baranco Pontiac-GMC Truck, Inc. (automotive dealer); Chairman of the Board of Atlanta Life Insurance Company; previously Chairman of the Board of First Southern Bancshares, Inc. and First Southern Bank; Director of Citizens Trust Bank

Thomas E. Boland	66	1995	Special Counsel to the President of Mercer University; previously Chairman of the Board of Wachovia Bank of Georgia; Director of Citizens Trust Bank

Name	Age	Year First Elected	Position with the Company; Business Experience

Bernard H. Bronner1/	40	1998	President, Bronner Brothers , Inc. (hair care products); President, Upscale Magazine; Director of Citizens Trust Bank

Johnnie L. Clark	69	1982	President and Chief Executive Officer of the Company from July 1997 to January 1998; previously Professor of Accounting at Kennesaw State College; Director of Citizens Trust Bank

James E. Young1/	51	1998

President and Chief Executive Officer of the Company and Citizens Trust Bank; Director of Citizens Trust Bank; previously President and Chief Executive Officer of First Southern Bancshares, Inc. and First Southern Bank

Robert L. Brown1/	49	2000	Principal, R.L. Brown & Associates (architectural and construction management); Director of Citizens Trust Bank

William Cleveland1/	52	2000	Nephrologist; owner and director of Southwest Atlanta Dialysis Center and Medical Director of Atlanta Health Evaluation Center, P.C.; Director of Citizens Trust Bank

C. David Moody1/	44	2000	President and Chief Executive Officer of C.D. Moody Construction Company; Director of Citizens Trust Bank

Lynn Pattillo1/	37	2000	President, Pittulloch Foundation; Vice President, Stone Mountain Industrial Park; Director of Citizens Trust Bank

Ray Robinson	53	2000	President of AT&T Southern Region; Director of Citizens Trust Bank

H. Jerome Russell	38	2000	President of H.J. Russell & Company; previously served as President of City Beverage Company; Director of Citizens Trust Bank

Name	Age	Year First Elected	Position with the Company; Business Experience

R.K. Sehgal	59	2000

Chairman of the Board, Georgia Industry and Trade; previously Vice Chairman and Chief Executive Officer of H.J. Russell & Company; previously Chairman of Williams Group, Inc.; Director of Citizens Trust Bank

_____________________
1/ Previously served as a director of First Southern Bancshares, Inc. and First Southern Bank.

Meetings of Committees and the Board of Directors

        During the year ended December 31, 2000, the Board of Directors of the Company held ten meetings. All directors attended at least 75% of the Board meetings and of each committee of the Board of which he or she is a member. In addition, the Board of Directors of the Bank held twelve meetings in 2000.

        The Board of Directors has established an Audit Committee, which reviews the annual report and internal audit report of the independent public accountants. The Audit Committee members are Johnnie L. Clark, Thomas E. Boland, Gregory T. Baranco, Robert L. Brown and William Cleveland. Each of these members meets the requirement for independence as defined by the National Association of Securities Dealers, Inc. listing standards. The audit committee held 12 meetings during the year ended December 31, 2000.

Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Company's 2000 audited consolidated financial statements.

  The audit committee has reviewed and discussed the Company's 2000 audited consolidated financial statements with the Company's management;
  The audit committee has discussed with the independent auditors, Deloitte & Touche, LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;
  The audit committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor's independence from the corporation and its related entities) and has discussed with the auditors the auditors' independence from the Company; and

  Based on review and discussions of the Company's 2000 audited consolidated financial statements with management and discussions with the independent auditors, the audit committee recommended to the Board of Directors that the Company's 2000 audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB.

        The Personnel and Compensation Committee is responsible for setting the compensation and benefits of the officers and employees of the Company and its subsidiaries. The Personnel and Compensation Committee members are Gregory T. Baranco, Herman J. Russell, and Lynn Pattillo. The Personnel and Compensation Committee held four meetings in 2000.

        While the Board of Directors of the Company does not have a standing Nominating Committee nor a formal procedure for individual shareholders to submit recommendations of persons to be considered as directors of the Company, the Board will consider any such recommendation if delivered in writing to James E. Young, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30302.

Principal Officers

        The table set forth below shows for each principal officer of the Company (a) the person's name, (b) his age at March 1, 2001, (c) the year he was first elected as an officer of the Company, and (d) his present position with the Company and the Bank and other business experience for the past five years, if he has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company; Business Experience

James E. Young	51	1998	President and Chief Executive Officer of the Company and the Bank; previously President and Chief Executive Officer of First Southern Bancshares, Inc. and First Southern Bank (1993-1998)

Willard C. Lewis	39	1998

Senior Executive Vice President and Chief Operating Officer of the Company and Bank; previously Executive Vice President and Chief Operating Officer of First Southern Bancshares, Inc. and First Southern Bank (1991-1998)

Name	Age	Year First Elected	Position with the Company; Business Experience

Samuel J. Cox	43	1998

Senior Vice President and Chief Financial Officer of the Bank and Assistant Treasurer of the Company; previously Controller of First Southern Bancshares, Inc. and First Southern Bank (1996-1998); Manager of Audit and Computer Consulting, Banks, Finley, White & Co. (1993-1995)

Karen Jackson	35	2000	Senior Vice President and Internal Counsel of the Bank and Assistant Secretary of the Company; Independent certified public accountant (1996-1997)

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid to James E. Young, the President and Chief Executive Officer of the Company and the Bank, and Willard C. Lewis, the Senior Executive Vice President and Chief Operating Officer of the Company and the Bank.

Cash Compensation Table
		Annual Compensation1/		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)

James E. Young, President and Chief Executive Officer	2000 1999 1998	200,000 168,333 144,589	39,000 19,208 7,500	1/ 1/ 1/

Willard C. Lewis, Senior Executive Vice President and Chief Operating Officer	2000 1999 1998	130,000 118,750 102,535	25,350 10,000 8,226	1/ 1/ 1/

__________________

1/Information with respect to certain perquisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under regulations adopted by the Securities and Exchange Commission ("SEC"). The Company has not awarded any restricted stock or long-term incentives. Accordingly, columns relating to such awards have been omitted.

        After the merger of First Southern Bancshares, Inc. with and into the Company, which was effective on January 30, 1998, James E. Young became President and Chief Executive Officer of the Company. Mr. Young entered into an employment agreement with the Company. The salary provision of the employment agreement is reviewed annually by the Board of Directors and increased in an amount as may be determined by the Board. The agreement also provides for incentive compensation contingent upon certain performance goals being met and grants to Mr. Young an option to purchase 17,500 shares of Common Stock to be vested over a five-year term at an exercise price of $9.88 per share.

        The following table contains, with respect to the person[s] named in the Summary Compensation Table, information concerning the number of options to purchase Common Stock, the number currently exercisable, and the value of the options as of December 31, 2000.

Fiscal Year End Option Values
Name	Number of Unexercised Options at 12/31/00 (#): Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/00 ($): Exercisable/Unexercisable1/

James E. Young	10,500/7,000	$0/$0

__________________

1/Calculated by subtracting the exercise price ($9.88 per share for the exercisable options and $9.88 per share for the 7,000 unexercisable options) from $5.50 per share, the market price per share as of December 31, 2000.

Director Fees

        The directors of the Company receive fees in the amount of $300.00 per meeting for their service as directors of the Company, with the exception of the Chairman, who receives $1,000 for each monthly meeting attended. Directors also receive a retainer in the amount of $2,000 annually, which is payable on a quarterly basis in shares of Common Stock of the Company.

CERTAIN TRANSACTIONS

        The Company's directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Holders of Common Stock

        The following table sets forth the persons who beneficially owned, at March 1, 2001, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership1/	of Class
Herman J. Russell	583,386	26.69%
504 Fair Street, S.W.
Atlanta, Georgia 30313
__________________

1/The information shown above is based upon information furnished to the Company by the named persons Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.

Common Stock Owned by Management

        The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 1, 2001. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares. [UPDATE]

Name of Director	Number of Shares Beneficially Owned1/	Percent Of Class

Herman J. Russell 504 Fair Street, S.W. Atlanta, Georgia 30313	583,3862/	26.69%

Gregory T. Baranco 4070 Sandy Lake Drive Lithonia, Georgia 30038	76,9193/	3.52%

Name of Director	Number of Shares Beneficially Owned1/	Percent Of Class

Thomas E. Boland 14950 East Bluff Road Alpharetta, Georgia 30004	3,403	*

Bernard H. Bronner 594 Fielding Lane Atlanta, Georgia 30311	1,5464/	*

Johnnie L. Clark 2794 Chaucer Drive, S.W. Atlanta, Georgia 30311	20,785	*

James E. Young 647 Master Drive Stone Mountain, Georgia 30032	14,9955/	*

Robert L. Brown 1394 Doe Valley Drive Lithonia, Georgia 30058	5,026	*

William Cleveland 1834 Rockridge Place Atlanta, Georgia 30324	49,005	2.24%

C. David Moody 1426 Doe Valley Drive Lithonia, Georgia 30058	43,4526/	1.99%

Lynn Pattillo 961 Eulalia Road Atlanta, Georgia 30319	705	*

Ray Robinson 541 Grammercy Drive Marietta, Georgia 30068	1,800	*

H. Jerome Russell 210 Milano Drive, S.W. Atlanta, Georgia 30331	6,110	*

R.K. Sehgal 55 Cliffside Crossing Atlanta, Georgia 30350	1,205	*

Name of Director	Number of Shares Beneficially Owned1/	Percent Of Class

All directors and principal officers as a group (16 persons)	807,537	36.94%

__________________
*Represents less than 1%.

1/ The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.

2/ Consists of (a) 156,719 shares owned of record by Mr. Russell, and (b) 426,667 shares owned by the Herman J. Russell Foundation, which is controlled by Mr. Russell.

3/ Consists of (a) 19,125shares owned of record by Mr. Baranco , (b) 55,494 shares owned jointly with his spouse, and (c) 2,300 shares owned by his spouse.

4/ Consists of (a) 526 shares owned of record by Mr. Bronner and (b) 1,020 shares owned by Bronner Brothers, Inc., a company controlled by Mr. Bronner.

5/ Consists of (a) 4,495 shares owned of record by Mr. Young and (b) currently exercisable options to purchase 10,500 shares.

6/ Consists of (a) 2,131 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, and (c) 38,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10% of the Company's outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

        To the Company's knowledge, based solely upon a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements, except that the directors were all late in filing the Form 5 reporting the shares received in payment of their retainer for service on the Board of Directors.

AMENDMENTS TO ARTICLES OF INCORPORATION

        The Board of Directors has determined that it is in the best interest of the Company to amend and restate its Articles of incorporation to include certain antitakeover provisions and to increase the number of authorized shares of Common Stock that the Company may issue. The increase in the number of authorized shares will allow the Company increased flexibility and the ability to move quickly if an opportunity to pursue an acquisition or other such transaction were to occur. The purpose of the antitakeover provisions is not to prevent the acquisition of the Company by any acquiror, but rather to give the Board control over any such transaction by requiring the potential acquiror to negotiate with the Board, who can then determine whether the proposed transaction would be in the best interests of the shareholders. The approval of the amendments to the Articles of Incorporation requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote on the matter. The proposed amendments are described below.

PROPOSAL 2 - AMENDMENT OF ARTICLE 4

        Article 4 currently provides that the Company has the authority to issue 10,000,000 shares, consisting of 5,000,000 shares of Common Stock, $1.00 par value, and 5,000,000 shares of Non-Voting Common Stock, $1.00 par value. As amended, the new Article 4 will read as follows:

"4.

        The Corporation shall have the authority to issue 25,000,000 shares, consisting of (i) 20,000,000 shares of common stock (the "Common Stock"), $1.00 par value, and (ii) 5,000,000 shares of non-voting common stock (the "Non-Voting Common Stock"), $1.00 par value. The shares of Non-Voting Common Stock will, for all purposes except voting, have the same preferences, limitations and relative rights as common stock."

PROPOSAL 3 - AMENDMENT OF ARTICLE 7

        Article 7, as it is proposed to be amended, provides that the Board of Directors of the Company will be divided into three classes and that the directors in each class will serve for staggered terms of three years each. This means that, unless the existing directors were to resign (which might be the case in a friendly acquisition of the Company), it would take two annual meetings of the Company's shareholders to replace a majority of its directors. As amended, the new Article 7 will read as follows:

"7.

(a)      The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in

Class II shall be elected to an initial term of two (2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

(b)      Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting."

PROPOSAL 4 -ADDITION OF NEW ARTICLE 8

        A new Article 8 is proposed to be added. This Article would require a supermajority (66 2/3%) vote of the directors or shareholders to change the number of directors of the Company. This article helps to discourage a potential raider from attempting to take over the Company by removing one of the ways in which the raider could gain control of the Board; that is, after gaining control of the majority of the stock, a raider could double the size of the Board and elect its nominees as directors. The new Article 8 will read as follows:

"8.

(a)      Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(b)     Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting."

PROPOSAL 5 -ADDITION OF NEW ARTICLE 9

A new Article 9 is proposed to be added. This article would require a supermajority (66-2/3%) vote before a director may be removed from office "without cause." However, a director may be removed "for cause" (as defined in Article (c)) by a majority vote of shareholders. This provision would make it more difficult for a potential corporate raider to elect a controlling number of its nominees to the Board by prohibiting the raider from removing the existing directors and electing its nominees to fill the vacancies thus created. The new Article 9 will read as follows:

"9.

(a)      At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(b)      At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(c)      For purposes of this Article 9, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

(d)      Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting."

PROPOSAL 6 -ADDITION OF NEW ARTICLE 10

        A new Article 10 will be added providing that a supermajority vote of the shareholders (66-2/3%) will be required to approve any merger or share exchanger of the Company with or into another corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company unless such transaction has been approved by the affirmative vote of two-thirds of the directors of the Company then in office, in which case the affirmative vote of a majority of the issued and outstanding shares will be required. The new Article 13 will read as follows:

"10.

(a)      In any case in which the Georgia Business Corporation Code or other applicable law requires shareholders approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, such approval shall require either:

(i)      the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the corporation entitled to vote; or

(ii)      the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.

(b)      The Board of Directors shall have the power to determine for the purposes of this Article 10, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation."

PROPOSAL 7 -ADDITION OF NEW ARTICLE 11

        A new Article 11 will also be added to the Articles. This article will provide that the Board may consider factors in addition to price when evaluating an offer from another party to acquire the Company. The new Article 11 will read as follows:

"11.

(a)      The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

(b)      Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting."

        The Board of Directors recommends that the shareholders vote FOR approval of the proposed amendments to the Articles of Incorporation.

ACCOUNTING MATTERS

        Deloitte & Touche LLP, Atlanta, Georgia, certified public accountants, has been appointed by the Board of Directors of the Company to examine the financial statements of the Company as of and for the year ended December 31, 2000. The Board of Directors intends to continue the services of this firm for the year ending December 31, 2001. A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

Audit Fees: The total fees billed by Deloitte & Touche LLP in 2000 for professional services in the audit of the Bank's annual financial statements and review of its Forms 10-QSB and 10-KSB was $89,962 .

All Other Fees: Deloitte & Touche LLP also received fees of $19,720 for assistance in the preparation of tax returns and $18,500 for consultation relating to internet banking services.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted for consideration at the next annual meeting of Shareholders must be received by the Company no later than December 1, 2001, to be included in the 2002 proxy materials. A shareholder must notify the Company before February 1, 2002 of a proposal for the 2002 Annual Meeting which the shareholder intends to present other than by inclusion in the Company's proxy material. If the Company does not receive such notice prior to February 1, 2002, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

AVAILABLE INFORMATION

A copy of the Company's Annual Report to Shareholders on Form 10-KSB (the "Form 10-KSB") is available upon request (except for the exhibits thereto) without charge. Shareholders may request a copy of the Form 10-KSB by contacting Willard C. Lewis, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30302 (Telephone: (404) 659-5959).

CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2001

        The undersigned hereby appoints Willard C. Lewis and Karen Jackson as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 13, 2001 at the Annual Meeting of Stockholders to be held on May 30, 2001 or any adjournments thereof.

Proposal 1.      To elect the following persons to serve as directors for a one-year term until the next annual meeting:

Nominees:	Herman J. Russell Gregory T. Baranco Thomas E. Boland Bernard H. Bronner Johnnie L. Clark James E. Young	Robert L. Brown William Cleveland C. David Moody Lynn Pattillo Ray Robinson H. Jerome Russell R.K. Sehgal
☐ For All Nominees	☐ Withhold Authority to Vote
(except as noted below)	for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee's name below:

Proposal 2.      To amend Article 4 of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 20,000,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3.      To amend Article 7 of the Company's Articles of Incorporation to provide for the directors to be divided into three classes with the classes to serve staggered terms of three years each.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4.     To add a new Article 8 to the Company's Articles of Incorporation which requires a supermajority (66-2/3%) vote of the directors or the issued and outstanding shares to change the number of directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5. To add a new Article 9 to the Company's Articles of Incorporation which requires a supermajority (66-2/3%) vote before a director may be removed from office "without cause."

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 6.      To add a new Article 10 to the Company's Articles of Incorporation which requires a supermajority (66-2/3%) vote of the issued and outstanding shares to approve any merger or share exchange of the Company with or into another corporation, or any sale, lease or other disposition of all or substantially all of the assets of the Company unless such transaction has been approved by the affirmative vote of two-thirds (66-2/3%) of the directors of the Company, in which case the affirmative vote of a majority of the issued and outstanding shares will be required.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7.      To add a new Article 11 to the Company's Articles of Incorporation which provides that the Board of Directors may consider factors in addition to price when evaluating an offer to acquire the Company.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.

        If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.